Exhibit 99.1

The Cannabist Company Reports Second Quarter 2025 Results
Chelmsford, MA, August 7, 2025 – The Cannabist Company Holdings Inc. (Cboe CA: CBST) (OTCQB: CBSTF) (“The Cannabist Company” or the “Company”), one of the most experienced cultivators, manufacturers and retailers of cannabis products in the U.S., today reported its financial and operating results for the second quarter ended June 30, 2025. All financial information presented in this release is in U.S. GAAP, unaudited, and in thousands of U.S. dollars, unless otherwise noted.
Second Quarter 2025 Financial Highlights (in $ thousands, excl. margin items):
[1] Denotes a Non-GAAP measure. See “Non-GAAP Financial Measures” in this press release for more information regarding the Company’s use of non-GAAP financial measures, as well as Table 4 for reconciliation, where applicable.
[2] Both Adj. Gross Profit and Adj. EBITDA exclude $11.4 million in Q2 2025, $1.9 million in Q1 2025 and $162 thousand in Q2 2024; see the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2025 for additional disclosure.

“During the second quarter of 2025, we made critical progress in managing the balance sheet with the completion of the debt restructuring transaction, extending the maturity of all senior debt obligations to at least December 2028. We made strides with footprint optimization and bringing cash onto the balance sheet during the quarter, closing on the sale of our remaining license in Florida and 2 retail locations in California. Today, we are announcing a transaction for the sale of our 3 retail locations in Pennsylvania for approximately $10 million, as we pivot to a wholesale business model in that market, retaining exposure for an eventual adult use transition,” said David Hart, CEO of The Cannabist Company.

He continued, “As we continued to make progress in optimizing the business, we saw a 30-basis point improvement in Adjusted EBITDA margin sequentially. We will continue to take costs out of the business and right-size operations, while we enhance our product offering and improve pricing architecture. We are thrilled to have launched adult use at all three of our locations in Delaware on August 1 and look forward to opening additional retail locations in Ohio during the third and fourth quarters. Our focus remains on managing liquidity, proactively addressing the balance sheet, and optimizing our operating footprint.”

Top 5 Markets by Revenue in Q2[3]: Colorado, Maryland, New Jersey, Ohio, Virginia

Top 5 Markets by Adjusted EBITDA in Q2[3]: Colorado, Maryland, New Jersey, Ohio, Virginia

[3] Markets are listed alphabetically

Exhibit 99.1

Financial Highlights for Second Quarter 2025
•Second quarter revenue of $86.4 million, a decrease of 1% compared to Q1, in part due to the sale of 2 locations in California during the quarter.
•Adjusted Gross Margin in the second quarter was 33%, down from 36% in Q1, largely due to inventory obsolescence, primarily in New York, and an inventory reduction initiative across 8 targeted markets.
•Adjusted EBITDA in Q2 of $8.5 million; adjusted EBITDA margin increased 30 basis points sequentially to 9.8%.
•For the 10 markets that will remain following the completion of market divestitures of Florida, California and Illinois, Adjusted EBITDA Margin was 11.7% in Q2.
•Capital expenditures in the second quarter were $2 million; the Company continues to expect capital expenditures to average $2 to $3 million per quarter in 2025, primarily for new store openings.
•The Company ended the second quarter with $15.5 million in cash, compared to $18.9 million at the end of Q1.
•On April 17, the Company closed on the sale of its remaining MMTC license in Florida for gross proceeds of $5 million; the sale of 1 cultivation facility in Florida is pending finalization.
•On May 29, the Company closed the previously announced plan of arrangement to extend the maturities of senior secured notes to December 2028, with options to extend through 2029.
•During the quarter, the Company affected a corporate restructuring for an estimated $2 million in annualized cost savings due to adjustments to align with a simplified footprint; this is in addition to several rounds of corporate restructuring during 2024, where the Company achieved $23 million in annualized cost savings.
•Subsequent to quarter close, on August 7 the Company announced a transaction for the sale of its 3 Pennsylvania medical dispensaries for approximately $10 million in cash, paid at closing, as well as the signing of a concurrent supply agreement; the Company will transition to a wholesale model in Pennsylvania, retaining exposure for an eventual transition to adult use in that market.

Exhibit 99.1

Operational Highlights for First Quarter 2025
•For Q2 2025, wholesale revenue increased 16% sequentially to $18.4 million, compared to 3.5% sequential growth in Q1; wholesale accounted for approximately 21% of total revenue, compared to 18% in Q1.
•Efforts continue to rationalize SKUs and improve pricing architecture across our markets.
•In April, adult use sales began at the Company’s third retail location in New Jersey, Cannabist Mays Landing, which opened on December 31, 2024.
•In June, the Company launched a brand partnership with COAST Cannabis Co. edibles in Maryland, bringing a new selection of premium, function-forward gummies to adult-use consumers and medical patients.
•As a result of the sale of 2 retail locations in California, the quarter-end active retail count was 53, compared to 55 at the end of Q1.
•Subsequent to quarter close, the Company signed an MSA for its manufacturing and production facility in Balboa, California in advance of a final sale of that facility.
•Subsequent to quarter close, on August 1 the Company celebrated the start of adult-use sales in all three retail locations in Delaware.
•The Company has additional retail locations in development, including one in Virginia and three in Ohio, with one Ohio location expected to open in Q3.

Conference Call and Webcast Details
The Company will host a conference call on Thursday, August 7, 2025 at 8:00 a.m. ET to discuss financial and operating results for the second quarter of 2025.
To access the live conference call via telephone, participants must pre-register at https://register-conf.media-server.com/register/BIda3f7f28bcd34a0caf0131b16482c903. After registering, instructions will be shared on how to join the call for those who wish to dial in. A live audio webcast of the call will also be available in the Investor Relations section of the Company's website at https://investors.cannabistcompany.com/ or at https://edge.media-server.com/mmc/p/mrgpjijg.
A replay of the audio webcast will be available in the Investor Relations section of the Company’s website approximately 2 hours after completion of the call and will be archived for 30 days.
About The Cannabist Company (f/k/a Columbia Care)
The Cannabist Company, formerly known as Columbia Care, is one of the most experienced cultivators, manufacturers and providers of cannabis products and related services, with licenses in 12 U.S. jurisdictions. The Company operates 80 facilities including 64 dispensaries and 16 cultivation and manufacturing facilities, including those under development. Columbia Care, now The Cannabist Company, is one of the original multi-state providers of cannabis in the U.S. and now delivers industry-leading products and services to both the medical and adult-use markets. In 2021, the Company launched Cannabist, its retail brand, creating a national dispensary network that leverages proprietary technology platforms. The company offers products spanning flower, edibles, oils and tablets, and manufactures popular brands including dreamt, Seed & Strain, Triple Seven, Hedy, gLeaf, Classix, Press, and Amber. For more information, please visit www.cannabistcompany.com.

Exhibit 99.1

Non-GAAP Financial Measures
In this press release, the Company refers to certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Gross Profit and Adjusted Gross Margin. The Company considers certain non-GAAP measures to be meaningful indicators of the performance of its business. These measures are not recognized measures under GAAP, do not have a standardized meaning prescribed by GAAP and may not be comparable to (and may be calculated differently by) other companies that present similar measures. Accordingly, these measures should not be considered in isolation from nor as a substitute for our financial information reported under GAAP. These non-GAAP measures are used to provide investors with supplemental measures of our operating performance and thus highlight trends in our business that may not otherwise be apparent when relying solely on GAAP measures. These supplemental non-GAAP financial measures should not be considered superior to, as a substitute for, or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented. We also recognize that securities analysts, investors and other interested parties frequently use non-GAAP measures in the evaluation of companies within our industry.
With respect to non-GAAP financial measures, the Company defines EBITDA as net income (loss) before (i) depreciation and amortization; (ii) income taxes; and (iii) interest expense and debt amortization. Adjusted EBITDA is defined as EBITDA before (i) share-based compensation expense; (ii) goodwill and intangible impairment, (iii) adjustments for acquisition and other non-core costs; (iv) gain on remeasurement of contingent consideration, net, (v) fair value changes on derivative liabilities; and (vi) fair value mark-up for acquired inventory. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by Revenue. Adjusted Gross Profit is defined as gross profit before the fair mark-up for acquired inventory. Adjusted Gross Margin is defined as gross margin before the fair mark-up for acquired inventory.
The Company views these non-GAAP financial measures as a means to facilitate management’s financial and operational decision-making, including evaluation of the Company’s historical operating results and comparison to competitors’ operating results. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to the corresponding GAAP financial measure, may provide a more complete understanding of factors and trends affecting the Company’s business. The determination of the amounts that are excluded from these non-GAAP financial measures are a matter of management judgment and depend upon, among other factors, the nature of the underlying expense or income amounts. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety.

Reconciliations of non-GAAP financial measures to their nearest comparable GAAP measures are included in this press release and a further discussion of some of these items is contained in our annual report on Form 10-KK and in subsequent quarterly securities filings.

Exhibit 99.1

Caution Concerning Forward-Looking Statements
This press release contains certain statements that constitute forward-looking information or forward looking statements within the meaning of applicable securities laws and reflect the Company’s current expectations regarding future events. Statements concerning the Company’s objectives, goals, strategies, priorities, intentions, plans, beliefs, expectations and estimates, and the business, operations, financial performance and condition of the Company are forward-looking statements. The words “believe”, “expect”, “anticipate”, “estimate”, “intend”, “may”, “will”, “would”, “could”, “should”, “continue”, “plan”, “goal”, “objective”, and similar expressions and the negative of such expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward looking statements in this press release include, among others, statements related to: the Company’s recently completed debt restructuring transaction; the Company’s liquidity; the Company’s corporate restructuring and related expected savings; the divestiture of the Company’s Florida, Illinois, and California assets and expected impacts thereof; the planned divestiture of the Company’s Pennsylvania dispensaries and the shift to being solely a wholesale business in that market; adult use sales in Delaware; expectations related to growth, cost management and financial numbers including free cash flow and capital expenditures; our ability to continue to reduce corporate SG&A, reduce leverage, enhance cash flow from operations; the planned opening of additional Cannabist locations; the Company’s ability to reduce debt; our ability to execute on divestiture transactions; and ongoing business expectations.

The Company has made assumptions with regard to its ability to execute on initiatives, which although considered reasonable by the Company, may prove to be incorrect and are subject to known and unknown risks and uncertainties that may cause actual results, performance or achievements of the Company to be materially different from those expressed or implied by any forward-looking information. Forward-looking information involves numerous assumptions, including the fact that cannabis remains illegal under federal law; the application of anti-money laundering laws and regulations to the Company; legal, regulatory or political change to the cannabis industry; access to the services of banks; access to public and private capital for the Company; unfavorable publicity or consumer perception of the cannabis industry; expansion into the adult-use markets; the impact of laws, regulations and guidelines; the impact of Section 280E of the Internal Revenue Code; the impact of state laws pertaining to the cannabis industry; the Company’s reliance on key inputs, suppliers and skilled labor; the difficulty of forecasting the Company’s sales; constraints on marketing products; potential cyber-attacks and security breaches; net operating loss and other tax attribute limitations; the impact of changes in tax laws; the volatility of the market price of the common shares of the Company; reliance on management; litigation including existing claims and those which may surface from time to time; future results and financial projections; the impact of global financial conditions and disease outbreaks; projected revenue and expected gross margins, capital allocation, EBITDA break even targets and other financial results; growth of the Company’s operations via expansion; statements relating to the business and future activities of, and developments related to, the Company after the date of this press release, including such things as future business strategy, competitive strengths, goals, expansion and growth of the Company’s business, operations and plans; expectations that planned transactions will be completed as previously announced; expectations regarding cultivation and manufacturing capacity; expectations regarding receipt of regulatory approvals; expectations that licenses applied for will be obtained; potential future legalization of adult-use and/or medical cannabis under U.S. federal law;

Exhibit 99.1
expectations of market size and growth in the U.S. and the states in which the Company operates; expectations for other economic, business, regulatory and/or competitive factors related to the Company or the cannabis industry generally; the impact of the Company’s plans to reduce debt; and other events or conditions that may occur in the future.
Forward-looking statements may relate to future financial conditions, results of operations, plans, objectives, performance or business developments. These statements speak only as at the date they are made and are based on information currently available and on the then-current expectations. Holders of securities of the Company are cautioned that forward-looking statements are not based on historical facts but instead are based on reasonable assumptions and estimates of management of the Company at the time they were provided or made and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, as applicable, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Security holders should review the risk factors discussed under “Risk Factors” in the Company’s Form 10-K for the year ended December 31, 2024, as filed with the applicable securities regulatory authorities and as also described from time to time in other documents filed by the Company with U.S. and Canadian securities regulatory authorities.
The purpose of forward-looking statements is to provide the reader with a description of management’s expectations, and such forward-looking statements may not be appropriate for any other purpose. In particular, but without limiting the foregoing, disclosure in this press release as well as statements regarding the Company’s objectives, plans and goals, including future operating results and economic performance may make reference to or involve forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. A number of factors could cause actual events, performance or results to differ materially from what is projected in the forward-looking statements. No undue reliance should be placed on forward-looking statements contained in this press release. Such forward-looking statements are made as of the date of this press release.

The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. The Company’s forward-looking statements are expressly qualified in their entirety by this cautionary statement.

Investor Contact
Lee Ann Evans
SVP, Capital Markets
investor@cannabistcompany.com

Media Contact
media@cannabistcompany.com

Exhibit 99.1

TABLE 1 - CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in US $ thousands, except share and per share figures, unaudited)

	Three Months Ended		
	June 30, 2025	March 31, 2025	June 30, 2024
Revenue	$ 86,350	$ 87,440	$ 125,190
Cost of sales	(69,197)	(58,155)	(77,138)
Gross profit	17,153	29,285	48,052
Selling, general and administrative expenses	(32,990)	(37,444)	(40,046)
Profit (loss) from operations	(15,837)	(8,159)	8,006
Other income (expense), net	(18,328)	(23,253)	(12,007)
Income tax benefit (expense)	(43,221)	(794)	(9,642)
Net income (loss)	(77,386)	(32,206)	(13,643)
Net income (loss) attributable to non-controlling interests	495	(2)	698
Net income (loss) attributable to Cannabist Company shareholders	$ (77,881)	$ (32,204)	$ (14,341)
Weighted average common shares outstanding - basic and diluted	484,713,110	473,012,103	460,653,957
Earnings per common share attributable to Cannabist Company shareholders - basic and diluted	$ (0.16)	$ (0.07)	$ (0.03)

TABLE 2 - CONDENSED CONSOLIDATED BALANCE SHEET (SELECT ITEMS)

(in US $ thousands, unaudited)

	Three Months Ended		
	June 30, 2025	March 31, 2025	December 31, 2024
Cash	$ 15,456	$ 18,936	$ 33,607
Total current assets	168,693	186,519	194,997
Property and equipment, net	212,442	218,459	228,396
Right of use assets	120,689	135,540	150,254
Total assets	563,838	648,779	696,173
Total current liabilities	179,007	227,882	228,710
Total liabilities	702,684	710,752	726,232
Total equity	(138,846)	(61,973)	(30,059)
Total liabilities and equity	$ 563,838	$ 648,779	$ 696,173

TABLE 3 - CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in US $ thousands, unaudited)

	Three Months Ended		
	June 30, 2025	March 31, 2025	December 31, 2024
Net cash provided by (used in) operating activities	$ 4,104	$ (15,176)	$ 4,295
Net cash provided by (used in) investing activities	3,193	2,746	690
Net cash provided by (used in) financing activities	$ (10,777)	$ (3,429)	$ (2,125)

TABLE 4 - RECONCILIATION OF US GAAP TO NON-GAAP MEASURES

(in US $ thousands, unaudited)

	Three Months Ended		
	June 30, 2025	March 31, 2025	June 30, 2024
Net income (loss)	$ (77,386)	$ (32,206)	$ (13,643)
Income tax (benefit) expense	43,221	794	9,642
Depreciation and amortization	8,205	8,646	13,583
Net interest and debt amortization	18,029	12,559	13,121
EBITDA (Non-GAAP)	$ (7,931)	$ (10,207)	$ 22,703
Share-based compensation	$ 643	$ 292	$ (8,144)
Goodwill and intangible impairment	-	-	-
Adjustments for other acquisition and non-core costs	14,699	18,208	2,996
Gain on remeasurement of contingent consideration, net	-	-	-
Fair value changes on derivative liabilities	1,072	-	(18)
Fair value mark-up for acquired inventory	-	-	-
Adjusted EBITDA (Non-GAAP)	$ 8,483	$ 8,293	$ 17,537